UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2020

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210, Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

Private Placement of 8.875% Senior Secured First Lien Notes due 2024

On August 17, 2020, Triumph Group, Inc. (the “Company”) completed its previously announced offering of $700.0 million aggregate principal amount of 8.875% Senior Secured First Lien Notes due 2024 (the “Notes”). The Notes were issued pursuant to an indenture dated as of August 17, 2020 (the “Indenture”) among the Company, the subsidiary guarantors signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”). The maturity date of the Notes is June 1, 2024. The Notes were offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

Use of Proceeds. The Company used $688.5 million of the net proceeds of the offering to repay and retire the loans and other amounts outstanding under its Revolving Credit Facility (as defined herein) and cash collateralize the letters of credit issued thereunder, to cash collateralize existing cash management obligations, to pay accrued interest, fees and expenses, and to increase the Company’s available cash for general corporate purposes.

Interest. Interest on the Notes accrues at the rate of 8.875% per annum and is payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on December 1, 2020.

Guarantees. The Notes will be guaranteed on the date of issuance on a full, senior, joint and several basis by each of the Company’s domestic restricted subsidiaries that guarantees its 5.250% Senior Notes due 2022, its 6.250% Senior Secured Notes due 2024 (the “2024 Notes”) and its 7.750% Senior Notes due 2025 (collectively, the “Existing Notes”). In the future, each of the Company’s domestic restricted subsidiaries (other than any domestic restricted subsidiary that is a receivable subsidiary) that (1) is not an immaterial subsidiary, (2) becomes a borrower under any of its material debt facilities or (3) guarantees (a) any of its indebtedness or (b) any indebtedness of its domestic restricted subsidiaries, in the case of either (a) or (b), incurred under any of its material debt facilities, will guarantee the Notes. Under certain circumstances, the guarantees may be released without action by, or the consent of, the holders of the Notes.

Ranking. The Notes and the guarantees are first lien secured obligations of the Company and its subsidiary guarantors. The Notes:

•	rank equally in right of payment to any existing and future senior indebtedness of the Company and the subsidiary guarantors, including the Existing Notes;

•

are effectively senior to all existing and future second lien obligations (including the 2024 Notes) and all existing and future unsecured indebtedness of the Company and the subsidiary guarantors, but only to the extent of the value of the Collateral (as defined herein, and after giving effect to any permitted additional first lien secured obligations and other permitted liens of senior or equal priority);

•	are senior in right of payment to all future subordinated indebtedness of the Company and the subsidiary guarantors;

•	are secured by the Collateral on a pari passu basis with any future permitted additional first lien secured obligations, subject to the Collateral Trust Agreement (as defined herein);

•

are effectively subordinated to any existing and future obligations of the Company and the subsidiary guarantors that are secured by assets that do not constitute the Collateral, in each case, to the extent of the value of the assets securing such obligations; and

•

are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s existing and future subsidiaries that do not guarantee the Notes, including the Receivables Securitization Facility (as defined herein).

Security. The Notes and the guarantees will be secured, subject to permitted liens, by first-priority liens on substantially all of the Company’s and the subsidiary guarantors’ assets (including certain of the Company’s real estate assets), whether now owned or hereafter acquired, other than certain excluded property, which liens will secure permitted additional first lien obligations on a pari passu basis, subject to the Collateral Trust Agreement and will rank senior to those that secure the 2024 Notes (the “Collateral”). Under certain circumstances, the Collateral may be released without action by, or the consent of, the holders of the Notes. The Notes and the guarantees will not be secured by the assets of non-guarantor subsidiaries, which include the unrestricted subsidiaries to whom certain of the Company’s accounts receivables are and may in the future be sold to support borrowing under the Receivables Securitization Facility. No appraisal of the value of the Collateral has been made in connection with the offering, and the value of the Collateral in the event of liquidation may be materially different from the book value. Some of the Company’s assets are excluded from the Collateral.

Intercreditor Agreement. Pursuant to an intercreditor agreement (the “Intercreditor Agreement”) between Wilmington Trust, National Association, in its capacity as the collateral trustee (the “Collateral Trustee”) and U.S. Bank National Association, in its capacity as second lien collateral agent for the 2024 Notes, the liens on the Collateral securing the Notes and all future first lien obligations will be made expressly senior to the liens securing the 2024 Notes.

Collateral Trust Agreement. A collateral trust agreement (the “Collateral Trust Agreement”) among the Company, the subsidiary guarantors, the Collateral Trustee and U.S. Bank National Association, in its capacity as the trustee for the Notes, will set forth therein the relative rights with respect to the Collateral as among the trustee for the Notes and certain subsequent holders of first lien obligations and covering certain other matters relating to the administration of security interests. The Collateral Trust Agreement will generally control substantially all matters related to the Collateral, including with respect to decisions, distribution of proceeds or enforcement, and the Collateral Trustee may take actions that the holders of the Notes may disagree with or that may be contrary to the interests of the holders of the Notes. Pursuant to the Collateral Trust Agreement, on the issue date of the Notes the Collateral Trustee will control certain matters related to the Collateral that the Collateral Trust Agreement specifies are in its discretion. If the Company incurs certain types of additional first lien obligations, the Controlling First Lien Holders (as defined in the Collateral Trust Agreement) will have the right to control decisions relating to the Collateral that are outside the Collateral Trustee’s discretion under the Collateral Trust Agreement and the Note holders may no longer be in control of such decisions.

Optional Redemption. The Company may redeem the Notes, in whole or in part, at any time or from time to time on or after February 1, 2023, at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date. At any time or from time to time prior to February 1, 2023, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make whole premium, together with accrued and unpaid interest, if any, to the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the outstanding Notes prior to June 1, 2023, with the net cash proceeds from certain equity offerings at a redemption price equal to 108.875% of their principal amount, together with accrued and unpaid interest, if any, to the redemption date.

Change of Control. If the Company experiences specific kinds of changes of control, the Company is required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants. The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends or make other distributions; (iii) make other restricted payments and investments; (iv) create liens; (v) incur restrictions on the ability of restricted subsidiaries to pay dividends or make certain other payments; (vi) sell assets, including capital stock of restricted subsidiaries; (vii) enter into sale and leaseback transactions; (viii) merge or consolidate with other entities; and (ix) enter into transactions with affiliates. In addition, the Indenture requires, among other things, the Company to provide financial and current reports to holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission. Furthermore, the future net proceeds from asset sales will be required to repay the Notes at a premium of 106.656%, until the aggregate principal amount of Notes outstanding is $350.0 million or less, provided that the first $100.0 million of such net proceeds may remain on the balance sheet (subject to compliance with the asset sale covenants in the Company’s other outstanding indentures) or be used for other permitted purposes. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture, as well as suspension periods in certain circumstances.

Amendments to Securitization Facility

On August 17, 2020, the Company entered into amendments to its receivables securitization facility (the “Receivables Securitization Facility,” and such amendments, the “Securitization Facility Amendments”), which was established in August 2008 by entering into a receivables purchase agreement, among the Company, as initial servicer, Triumph Receivables LLC, as seller, PNC Bank, National Association, as administrative agent, and the various purchasers and purchase agents from time to time party thereto. The Securitization Facility Amendments include a reduction of the maximum facility size from $75.0 million to $50.0 million and the removal of covenants that require the Company to maintain certain financial ratios.

ITEM 1.02.	Termination of a Material Definitive Agreement

Termination of Revolving Credit Facility

On August 17, 2020, the Company repaid the loans and other amounts outstanding under its revolving credit facility (the “Revolving Credit Facility”), which is governed by the Third Amended and Restated Credit Agreement, dated as of November 19, 2013 (as amended, amended and restated or otherwise modified, the “Revolving Credit Agreement”) among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as administrative agent and the other parties party thereto, for a total payment of $335.6 million, and cash collateralized the letters of credit issued thereunder. On August 17, 2020, the Company also terminated all commitments under the Revolving Credit Facility.

Revolving credit loans under the Revolving Credit Agreement accrue interest, at the Company’s option, at a base rate, plus a margin of 2.50% to 3.00% or a eurodollar rate, plus a margin of 3.50% to 4.00%, depending on the Company’s total leverage ratio; provided, however, that during the Pricing Restriction Period (as defined in the Revolving Credit Agreement), the revolving credit loans will bear interest at the highest rate per annum. In addition, the Company is required to pay a commitment fee of 0.30% to 0.50% on the unused portion of the revolving credit commitments depending on the Company’s total leverage ratio and whether a Pricing Restriction Period is in effect.

ITEM 2.03.	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes is incorporated by reference into this Item 2.03.

ITEM 8.01.	Other Events

On August 17, 2020, the Company issued a press release announcing the consummation of a series of strategic refinancing transactions, including the closing of the Notes offering, the repayment and termination of its revolving credit facility and amendments to its receivables securitization facility. A copy of the Company’s press release with respect to such transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 17, 2020, among Triumph Group, Inc., the subsidiary guarantors signatory thereto and U.S. Bank National Association, as trustee for the Notes.

4.2	Form of 8.875% Senior Secured First Lien Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).

4.3	Twenty-Sixth Amendment, dated as of August 17, 2020, among Triumph Receivables, LLC, as seller, Triumph Group, Inc., as servicer, and PNC Bank, National Association, as a related committed purchaser, purchaser agent, and administrator.

4.4	Fourth Amendment to Performance Guaranty, dated as of August 17, 2020, among Triumph Group, Inc., as performance guarantor, and PNC Bank, National Association, as purchaser agent and administrator.

10.1	Intercreditor Agreement, dated as of August 17, 2020, between Wilmington Trust, National Association, as collateral trustee, and U.S. Bank National Association, as second lien collateral agent for the 2024 Notes.

10.2	Collateral Trust Agreement, dated as of August 17, 2020, among the Company, the subsidiary guarantors signatory thereto, Wilmington Trust, National Association, as collateral trustee, and U.S. Bank National Association, as trustee for the Notes.

99.1	Press Release, dated August 17, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2020	TRIUMPH GROUP, INC.

	By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President and Controller